Exhibit 10.1

Washington Mutual, Inc.
2006
Director Compensation Worksheet

Annual cash retainer	$60,000.00
Annual deferred equity retainer	$0

Board / Committee meeting fees	$1,500.00
Telephonic-only meeting fees	$750.00

Committee Chair – Audit	$15,000.00
Vice Chair – Audit	$7,500.00
Committee Chair – Human Resources	$10,000.00
Committee Chair – Governance	$10,000.00
Committee Chair – Finance	$10,000.00
Committee Chair – Corporate Relations	$7,500.00

Presiding Director	$5,000.00

Annual Corporate Development Retainer	$6,000.00

Annual Equity Grant:
Stock Options: Restricted Stock:	$30,000.00 $70,000.00